UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011

DAIS ANALYTIC CORPORATION

(Exact name of Registrant as specified in its charter)

New York	333-152940	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices) (Zip code)

(727) 375-8484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On March 29, 2011, the Company concluded that the audited financial statements included in the Company’s Form 10K as filed with the Securities and Exchange Commission on March 30, 2010 for the year ended December 31, 2009 should no longer be relied upon.

The Company’s Chief Executive Officer and the Financial Officer identified a material weakness in our internal controls over financial reporting relating to the accounting and disclosure for complex and non-standard common stock warrant transactions. The Company applied the guidance of Accounting Standards Codification 815-40 (ASC 815-40) and recorded an additional expense of $3,731,694 for the year ended December 31, 2009 that was not previously reported. The warrants had been issued in December 2007, January 2008 and August 2008, in connection with convertible promissory notes and were originally accounted for as an equity instrument. Upon further review of the warrants, it was determined that these warrants were not indexed to the Company’s stock and therefore required derivative accounting treatment.

The Chief Executive Officer and the Financial Officer of the Company discussed with the registrant’s independent auditor, Cross, Fernandez & Riley, LLP and determined that due to the materiality of the transaction, the Company should restate its financial statements included in Form 10K as filed on March 30, 2010, for the year ended December 31, 2009 to reflect the proper accounting treatment. The Company has included the restated financial statements for the year ended December 31, 2009 in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Company plans to amend its Annual Report on Form 10-K for the year ended December 31, 2009 by filing an amendment on Form 10-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

April 1, 2011	By:	/s/ Timothy Tangredi
Timothy Tangredi
Chief Executive Officer, President and Chairman